Exhibit 16.1

February 12, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Julius Baer Americas Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item S-K 304, as part of the Form S-1 of Julius Baer Americas Inc. dated February 12, 2008.  We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP